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                                                                    EXHIBIT 1.01




                                  SELLING AGREEMENT


                                                    Dated as of __________, 1997


Dean Witter Reynolds Inc.
Two World Trade Center, 62nd Floor
New York, New York 10048

Dear Sirs:

         Morgan Stanley Tangible Asset Fund L.P. (the "Partnership"), a limited partnership organized pursuant to its certificate of limited partnership filed on July 31, 1997 ("Certificate of Limited Partnership") and its limited partnership agreement dated as of July 31, 1997 (the "Limited Partnership Agreement") under the Delaware Revised Uniform Limited Partnership Act ("DRULPA"), proposes, subject to the terms and conditions set forth in this Agreement, to offer, sell, and issue up to 5,000,000 Units of Limited Partnership Interest of the Partnership (the "Units").

         Demeter Management Corporation, a Delaware corporation, is the sole general partner of the Partnership (the "General Partner"). Morgan Stanley Commodities Management, Inc., a Delaware corporation (the "Trading Advisor"), acts as trading advisor with respect to the management of the Partnership's trading activities pursuant to a management agreement among the Trading Advisor, the Partnership and the General Partner dated as of ____________, 1997 (the "Management Agreement").

         Dean Witter Reynolds Inc., a Delaware corporation ("DWR"), will act as selling agent pursuant to this Agreement. Subscriptions for Units will be held by The Chase Manhattan Bank (in such capacity, the "Escrow Agent") pursuant to an escrow agreement dated ____________, 1997 among the Partnership, The Chase Manhattan Bank and DWR (the "Escrow Agreement").

         Morgan Stanley & Co. Incorporated, a Delaware corporation ("MS & Co."), and Morgan Stanley & Co. International Limited, a United Kingdom corporation ("MSIL"), act as commodity brokers (together, the "Commodity Brokers") pursuant to customer agreements between the Partnership and each of the Commodity Brokers, each dated as of __________, 1997 (each, a "Customer Agreement").

         1. REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER AND THE PARTNERSHIP. The General Partner and the Partnership represent and warrant to each of the other parties hereto, as follows:

              (a) The Partnership has provided to the Trading Advisor, DWR and the Commodity Brokers, and filed with the Securities and Exchange Commission (the "SEC") on August ___, 1997, a registration statement on Form S-1 (No. 333-____), including a preliminary prospectus (which has not been distributed to the public), for the registration of

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the Units under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder (the "SEC Regulations"), and has filed copies of such registration statement with (i) the Commodity Futures Trading Commission (the "CFTC") under the Commodity Exchange Act (the "CEAct") and the rules and regulations promulgated thereunder (the "CFTC Rules"), (ii) the National Association of Securities Dealers, Inc. (the "NASD") pursuant to its Conduct Rules; and (iii) the National Futures Association (the "NFA") in accordance with NFA Compliance Rule 2-13. The registration statement and the prospectus included therein are hereinafter called the "Registration Statement" and the "Prospectus," respectively, except that (i) if the Partnership files a post-effective amendment to the registration statement, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to such post-effective amendment, and the term "Prospectus" shall refer to the amended prospectus then on file with the SEC as part of the Registration Statement, and (ii) if a prospectus is filed pursuant to Rule 424 of the SEC Regulations, the term "Prospectus" shall refer to the prospectus most recently filed pursuant to such Rule from and after the date on which it shall have been first used, including any amendment or supplement thereto, from and after the date on which it shall have been first used. The Partnership will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus unless DWR, the Trading Advisor and the Commodity Brokers have received reasonable prior notice of and a copy of such amendments or supplements and have not reasonably objected thereto in writing.

              (b) The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing as defined in
Section 8(b) hereof will have been, taken; and, upon payment of the consideration therefor specified in each accepted Subscription and Exchange Agreement and Power of Attorney in the form attached to the Prospectus, the Units will constitute valid limited partnership interests in the Partnership.

              (c) The Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the DRULPA, and is validly existing under the laws of the State of Delaware with full power and authority to engage in its other contemplated activities as described in the Prospectus; the Partnership has received a certificate of authority to do business in the State of New York as provided by
Section 121-902 of the New York Revised Limited Partnership Act and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the Partnership's ability to perform its obligations hereunder or under the Management Agreement, the Customer Agreements, the Escrow Agreement, or the Limited Partnership Agreement, as applicable.

              (d) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware; is in good standing and qualified to do business as a foreign corporation under the laws of the State of New York; and is qualified to do business and is in good standing as a foreign corporation in each

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jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner's ability to perform its obligations hereunder or under the Management Agreement, the Limited Partnership Agreement, or as described in the Prospectus.

              (e) The Partnership and the General Partner have full partnership or corporate power and authority under applicable law to conduct their business and to perform their respective obligations, as applicable, under the Limited Partnership Agreement, the Escrow Agreement, the Management Agreement, the Customer Agreements, and this Agreement.


              (f) The Registration Statement and Prospectus contain all statements and information required to be included therein by the CEAct and the CFTC Rules. When the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including each Closing, the Registration Statement and Prospectus will comply in all material respects with the requirements of the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NASD and NFA. As of its effective date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date of issue and at each Closing, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Any supplemental sales literature employed in the offering of Units ("Sales Literature"), when read in conjunction with the Prospectus, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The Sales Literature complies and will comply with the CEAct, the CFTC Rules, SEC Regulations, and the rules of the NFA and NASD. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement, Prospectus or Sales Literature made in reliance upon and in conformity with information furnished by or relating to the Trading Advisor, its trading methods or its trading performance, or any information furnished by or relating to the Commodity Brokers.

              (g) The accountants who certified the financial statements filed with the SEC as part of the Registration Statement are, with respect to the General Partner and the Partnership, independent public accountants as required by the 1933 Act and the SEC Regulations.

              (h) The financial statements filed as part of the Registration Statement and those included in the Prospectus present fairly the financial positions of the Partnership and of the General Partner as of the dates indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein).

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              (i)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Partnership, whether or not arising in the ordinary course of business.

              (j) The General Partner will have a net worth at each Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in the Limited Partnership Agreement.

              (k) The Limited Partnership Agreement, the Management Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership and the General Partner, and each constitutes a valid and binding agreement of the Partnership and of the General Partner, enforceable in accordance with its terms. The Escrow Agreement has been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership, and constitutes a valid and binding agreement of the Partnership, enforceable in accordance with its terms. As of the First Closing, the Customer Agreements will be duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership.

              (l) The execution and delivery of the Limited Partnership Agreement, the Escrow Agreement, the Customer Agreements, the Management Agreement, and this Agreement, the incurrence of the obligations set forth in each of such agreements, and the consummation of the transactions contemplated therein and in the Registration Statement and Prospectus, will not violate, or constitute a breach of, or default under, the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, the Limited Partnership Agreement, any agreement or instrument by which either the General Partner or the Partnership, as the case may be, is bound, or any law, order, rule, or regulation applicable to the General Partner or the Partnership of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

              (m) Except as set forth in the Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending or, to the best of the General Partner's knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which the General Partner, any of the "principals" of the General Partner, as defined in CFTC Rule 4.10(e) ("General Partner Principals"), or the Partnership is or was a party, or to which any of the assets of the General Partner or the Partnership is or was subject; and neither the General Partner nor any General Partner Principal has received any notice of an investigation by the NFA, NASD, SEC, or CFTC regarding non-compliance by any of the General Partner, the General Partner Principals, or the Partnership with the 1933 Act, SEC Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), any other federal securities laws, rules or regulations, the CEAct, the CFTC Rules, or the Rules of the NASD or NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise,

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business or prospects of the General Partner or the Partnership, or which could be material to an investor's decision to invest in the Partnership.

              (n) The General Partner and each "principal" of the General Partner, as defined in CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, and memberships, and have effected all filings and registrations with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and Prospectus, or required to perform their obligations under the Limited Partnership Agreement, the Customer Agreements, the Escrow Agreement, the Management Agreement, and this Agreement, as applicable. The General Partner is registered as a commodity pool operator under the CEAct and is a member of the NFA as a commodity pool operator. The General Partner's principals identified in the Prospectus are all of the General Partner Principals.

         2. REPRESENTATIONS AND WARRANTIES OF MS & CO. MS & Co. represents and warrants to each of the other parties hereto, as follows:


              (a) MS & Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing and qualified to do business as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect MS & Co.'s ability to perform its obligations hereunder or under the Customer Agreement. MS & Co. has full corporate power and authority to perform its obligations under the Customer Agreement and this Agreement and to conduct its business as described in the Registration Statement and Prospectus.

              (b) As to MS & Co. and the "principals" of MS & Co., as defined in CFTC Rule 4.10(e) (the "Commodity Broker Principals"), (i) the Registration Statement and Prospectus are accurate and complete in all material respects and contain all statements and information required to be included therein under the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NFA; (ii) as of its effective date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, at its date of issue and as of each Closing, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

              (c)  MS & Co. and each "principal" of MS & Co., as defined in
CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses and memberships, and have effected all filings and registrations with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and Prospectus, or required to perform their obligations under the

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Customer Agreement and this Agreement, as applicable.  MS & Co. is registered as a futures commission merchant under the CEAct and is a member of the NFA as a futures commission merchant.

              (d) The Customer Agreement and this Agreement have each been duly and validly authorized, executed and delivered by MS & Co., and each constitutes a valid and binding agreement of MS & Co., enforceable in accordance with its terms.

              (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of MS & Co., whether or not arising in the ordinary course of business.

              (f) Except as set forth in the Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending, or, to the best of MS & Co.'s knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which MS & Co. or any of its Commodity Broker Principals is or was a party, or to which any of the assets of MS & Co. is or was subject; and neither MS & Co. nor any of its Commodity Broker Principals has received any notice of an investigation by the NFA or the CFTC regarding noncompliance by MS & Co. or any of its Commodity Broker Principals with the CEAct, the CFTC Rules or the rules of the NFA, which action, suit, proceeding or investigation resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of MS & Co. or which could be material to an investor's decision to invest in the Partnership.

              (g) The execution and delivery of the Customer Agreement and this Agreement, the incurrence of the obligations set forth in each of such agreements, and the consummation of the transactions contemplated therein and in the Prospectus, will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of MS & Co. or any agreement or instrument by which it is bound, or any law, order, rule, or regulation applicable to MS & Co. of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over MS & Co.

         3. REPRESENTATIONS AND WARRANTIES OF MSIL. MSIL represents and warrants to each of the other parties hereto, as follows:

              (a) MSIL is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom, and is in good standing and qualified to do business in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect MSIL's ability to perform its obligations hereunder or under the Customer Agreement. MSIL has full corporate power and authority to perform its obligations under the Customer Agreement and this Agreement and to conduct its business as described in the Registration Statement and Prospectus.

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              (b)  As to MSIL and any of its Commodity Broker Principals,
(i) the Registration Statement and Prospectus are accurate and complete in all material respects and contain all statements and information required to be included therein under the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NFA; (ii) as of its effective date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, at its date of issue and as of each Closing, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

              (c) MSIL and each "principal" of MSIL, as defined in CFTC Rule 3.1(a), have all governmental, regulatory, self-regulatory, and exchange approvals, licenses and memberships, and have effected all filings and registrations with governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and Prospectus, or required to perform their obligations under the Customer Agreement and this Agreement, as applicable. MSIL is a member firm of the United Kingdom Securities and Futures Authority (the "SFA").

              (d) The Customer Agreement and this Agreement have each been duly and validly authorized, executed and delivered by MSIL, and each constitutes a valid and binding agreement of MSIL, enforceable in accordance with its terms.

              (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of MSIL, whether or not arising in the ordinary course of business.

              (f) Except as set forth in the Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending, or, to the best of MSIL's knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which MSIL or any of its Commodity Broker Principals is or was a party, or to which any of the assets of MSIL is or was subject; and neither MSIL nor any of its Commodity Broker Principals has received any notice of an investigation by the SFA regarding noncompliance by MSIL or any of its Commodity Broker Principals with the United Kingdom Financial Services Act, as amended, or the rules of the SFA, which action, suit, proceeding or investigation resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of MSIL or which could be material to an investor's decision to invest in the Partnership.

              (g) The execution and delivery of the Customer Agreement and this Agreement, the incurrence of the obligations set forth in each of such agreements, and the consummation of the transactions contemplated therein and in the Prospectus, will not violate, or constitute a breach of, or default under, the memorandum of association or articles of

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association of MSIL or any agreement or instrument by which it is bound, or any law, order, rule, or regulation applicable to MSIL of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over MSIL.


         4. REPRESENTATIONS AND WARRANTIES OF THE TRADING ADVISOR. The Trading Advisor represents and warrants to each of the other parties hereto, as follows:

              (a) The Trading Advisor is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and is in good standing and qualified to do business as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to so qualify could materially adversely affect the Trading Advisor's ability to perform its duties hereunder or under the Management Agreement. The Trading Advisor has full corporate power and authority to perform its obligations under each of such agreements, and to conduct its business as described in the Registration Statement and Prospectus. The only "principals" (as defined in CFTC Rule 4.10) of the Trading Advisor are those set forth in the Prospectus (the "Trading Advisor Principals").

              (b) All references to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's trading program and systems, in the Registration Statement and the Prospectus, and in the Sales Literature which has been approved in writing by the Trading Advisor, are accurate and complete in all material respects. With respect to the material relating to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's and the Trading Advisor Principals' trading program and systems, as applicable, (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules and the rules of the NFA; (ii) as of its effective date, the Registration Statement did not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, at its date of issue and as of each Closing, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

              (c) The Management Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the Trading Advisor, and each constitutes a valid and binding agreement of the Trading Advisor, enforceable in accordance with its terms.

              (d) The Trading Advisor and each "principal" of the Trading Advisor, as defined in CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses and memberships, and have effected all filings and registrations with federal, state, and foreign regulators, self regulatory organizations and exchanges required to conduct their business and to act as described in the Registration Statement and Prospectus, or required to perform their obligations under this

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Agreement and the Management Agreement, as applicable.  The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA as a commodity trading advisor.

              (e) The execution and delivery of the Management Agreement and this Agreement, the incurrence of the obligations set forth in each of such agreements, and the consummation of the transactions contemplated therein and in the Prospectus, will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the Trading Advisor or any agreement or instrument by which it is bound, or any law, order, rule, or regulation of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the Trading Advisor.

              (f) The Trading Advisor is not required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, in respect to its activities described in the Registration Statement and the Prospectus and its obligations under the Management Agreement.

              (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any Trading Advisor Principal whether or not arising in the ordinary course of business.

              (h) Except as set forth in the Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending, or, to the best of the Trading Advisor's knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of the assets of the Trading Advisor is or was subject; and neither the Trading Advisor nor any Trading Advisor Principal has received any notice of an investigation by the NFA or the CFTC regarding noncompliance by the Trading Advisor or any of the Trading Advisor Principals with the CEAct, the CFTC Rules or the rules of the NFA, which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or which could be material to an investor's decision to invest in the Partnership.

              (i) Neither the Trading Advisor nor any Trading Advisor Principal has received, or is entitled to receive, directly or indirectly, any commission, finder's fee, similar fee, or rebate from any person in connection with the organization or operation of the Partnership, other than as described in the Prospectus.

         5. COVENANTS OF THE PARTNERSHIP AND THE GENERAL PARTNER. The Partnership and the General Partner covenant and agree as follows:

              (a) The Partnership will use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible. The Partnership will prepare and file with the SEC, NASD, CFTC, and NFA, promptly upon DWR's request, any amendments to the Registration Statement and any amendments and supplements to the Prospectus which may be necessary or advisable in connection with the offering and sale of Units and will use its best efforts to cause the same to become effective as promptly as possible.

              (b) As soon as the Partnership is advised or obtains knowledge thereof, it will advise DWR, the Trading Advisor, and the Commodity Brokers of any requests made by the SEC, NASD, CFTC, or NFA to amend the Registration Statement, to amend or supplement the Prospectus, or for additional information or of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of any order by the SEC, NASD, CFTC, or NFA preventing or suspending the use of the Prospectus, or of the institution of any proceedings for any such purpose, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the lifting thereof as promptly as possible.

              (c) If, at any time after the effective date of the Registration Statement and any amendment thereto, any event occurs involving the Partnership, the General Partner, or any General Partner Principal, or of which the Partnership, the General Partner, or any General Partner Principal is aware, as a result of which the Registration Statement or Prospectus, as then amended and supplemented, would include any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or if it becomes necessary or desirable at any time to amend or supplement the Registration Statement or Prospectus to comply with the 1933 Act, SEC Regulations, the CEAct, the CFTC Rules, or the rules of the NFA, the Partnership will promptly notify DWR, the Trading Advisor, and the Commodity Brokers thereof and will prepare and file with the SEC, NASD, CFTC, and NFA an amendment or supplement that will correct such statement or omission.

              (d) The Partnership will furnish to each party hereto copies of the Registration Statement, the Prospectus, and all amendments and supplements thereto, in each case as soon as available and, in the case of DWR, in such quantities (in the case of the Prospectus) as DWR may reasonably request for delivery to it.

         6. COVENANTS OF THE TRADING ADVISOR. The Trading Advisor covenants and agrees as follows:

              (a) The Trading Advisor agrees reasonably to cooperate by providing information regarding itself in the preparation of any amendments or supplements to the Registration Statement and the Prospectus.

              (b) The Trading Advisor agrees to notify the General Partner immediately upon discovery of any untrue statement of a material fact in the Registration Statement or the Prospectus relating to the Trading Advisor or the Trading Advisor Principals or an omission to state a material fact relating to the Trading Advisor or the Trading Advisor Principals required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or of the occurrence of any event or change in circumstances which would result in there being any material untrue or misleading statement or a material omission in the Prospectus or Registration Statement regarding the Trading Advisor or the Trading Advisor Principals, or which would result in the Prospectus not including all material information relating to the Trading Advisor and the Trading Advisor Principals required pursuant to the CEAct, the CFTC Rules, or the rules of the NFA.

              (c) The Trading Advisor will not use or distribute any preliminary prospectus, Prospectus, amended or supplemented Prospectus or Sales Literature nor engage in any selling activities whatsoever in connection with the offering of the Units, except that the Trading Advisor shall, at the General Partner's request, assist in the marketing of the Partnership to prospective investors, including, without limitation, participating in "road show" presentations, sales seminars, and other similar events. The amount of time the Trading Advisor must devote to assisting in such marketing efforts will be reduced if the Trading Advisor reasonably believes that assisting in such marketing efforts would be disruptive to its trading activities.

         7. COVENANTS OF THE COMMODITY BROKERS. Each Commodity Broker covenants and agrees as follows:

              (a) The Commodity Broker agrees reasonably to cooperate by providing information regarding itself in the preparation of any amendments or supplements to the Registration Statement and the Prospectus.

              (b) The Commodity Broker agrees to notify the General Partner immediately upon discovery of any untrue statement of a material fact in the Registration Statement or the Prospectus relating to the Commodity Broker or its Commodity Broker Principals or an omission to state a material fact relating to the Commodity Broker or its Commodity Broker Principals required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or of the occurrence of any event or change in circumstances which would result in there being any material untrue or misleading statement or a material omission in the Prospectus or Registration Statement regarding the Commodity Broker or its Commodity Broker Principals, or which would result in the Prospectus not including all material information relating to the Commodity Broker and its Commodity Broker Principals required pursuant to the CEAct, the CFTC Rules, or the rules of the NFA.

         8.   APPOINTMENT OF THE SELLING AGENT.

              (a) Subject to the terms and conditions set forth in this Agreement, the Partnership hereby appoints DWR as its selling agent to offer and sell Units on a best efforts basis, without any firm commitment on the part of DWR to purchase any Units. DWR shall offer for sale up to 5,000,000 Units, and such additional Units as the General Partner may, in its discretion, register and offer for sale from time to time.

              (b) The "Offering Period" will be the period commencing on the date of the Prospectus and ending on January 12, 1998, unless all of the registered Units have previously been subscribed for or the General Partner has sooner terminated the Offering Period, or the General Partner extends the Offering Period as described below. During the Offering Period, DWR will offer Units for sale at a "First Closing," which currently is scheduled to be held November 3, 1997, at a price equal to $10.00 per Unit. However, the General Partner may at its discretion hold such First Closing at any time during the Offering Period. Units which remain unsold following the First Closing may be offered, in the sole discretion of the General Partner, for sale at a "Second Closing," currently scheduled to be held on December 1, 1997, at a price per Unit equal to 100% of the Net Asset Value per Unit as of the last day of the month immediately preceding the Second Closing. Units which remain unsold following the Second Closing may be offered, in the sole discretion of the General Partner, for sale at a "Third Closing," currently scheduled to be held on January 2, 1998, at a price per Unit equal to 100% of the Net Asset Value per Unit as of the last day of the month immediately preceding the Third Closing. The General Partner may, in its discretion, extend the Offering Period to provide for additional closings for the sale of Units, but in no event will the Offering Period be extended beyond March 31, 1998 (the First, Second and Third, or any such additional closing, is herein called a "Closing"). The minimum subscription for most subscribers shall be $5,000, EXCEPT that the minimum subscription is (a) $2,000 in the case of an IRA; or (b) for subscribers who purchase Units pursuant to an Exchange (as defined in the Prospectus), the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the redemption of five units (two units in the case of IRAs) from commodity pools other than the Spectrum Series, (iii) the proceeds from the redemption of 500 units (200 units in the case of IRAs) from one, or any combination, of the Spectrum Series of commodity pools, or (iv) the proceeds from the redemption of all of a subscriber's units of limited partnership interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. A subscriber whose subscription is accepted at a Closing and who desires to make an additional investment in the Partnership may subscribe for Units at a subsequent Closing with a minimum investment of $1,000. The number of Units received by a subscriber will be rounded to the third decimal place.

                   Notwithstanding any provision to the contrary herein, the General Partner will have the sole discretion to accept or reject any subscription for Units in whole or in part at any time prior to acceptance. The General Partner will determine to accept or reject a subscription generally within 10 days of the receipt of a complete and executed Subscription and Exchange Agreement and Power of Attorney.

              (c) No selling commissions will be charged the Partnership or any subscriber with respect to the sale of Units during the Offering Period. The Partnership understands, however, that DWR may provide to its employees, solely from its own funds, an amount equal to that described in the following paragraph.

              (d) Except as provided below, employees of DWR will receive gross sales credit equal to three percent (3%) of the Net Asset Value per Unit as of the date of the applicable Closing for each Unit sold by them and issued at the Closing (such compensation, together with any other underwriting compensation, will not exceed the 10% of the proceeds received in connection with the issuance of the Units). Commencing with the thirteenth month following the Closing at which a Unit is issued, and continuing until the Partnership terminates or such Unit is redeemed, employees of DWR who are qualified under Section 8(e) of this Agreement also will receive up to 1/4 of 1% of the Net Asset Value (up to a 3% annual rate) of a Unit as of the first day of each month. No person will receive the continuing compensation described above who is not DWR's employee at the time of receipt of payment.

                   DWR will not pay to an employee the 3% gross sales credit described above with respect to Units purchased by a subscriber pursuant to an Exchange (as defined in the Prospectus). Such employee will receive the continuing payments with respect to Units that are comparable to the payments that were received by such employee with respect to the units of the other commodity pool involved in the Exchange.

              (e) Notwithstanding the foregoing, DWR will not pay any such continuing compensation to any of its employees who is not legally qualified or permitted to receive such continuing compensation. In that regard, each of DWR's employees who receives any such continuing compensation must have become registered as an associated person with the CFTC and with the NFA in such capacity only after either having passed the National Commodity Futures Examination (NASD Test Series #3), the Futures Managed Funds Examination (NASD Test Series #31), or having been "grandfathered" under the CEAct and the Bylaws and rules of the NFA. Also, such compensation may be paid by DWR to its employees only in respect of outstanding Units sold by such persons and only so long as the additional services described in Section 8(g) of this Agreement are provided by such persons to Limited Partners; PROVIDED, HOWEVER, that DWR may not pay any portion of such compensation to any individual no longer employed by it, and PROVIDED, FURTHER, that such compensation may be paid to its employees who, although not responsible for the sale of an outstanding Unit, provide the services described below in place of the individual who was responsible for such sale.

              (f) With the written approval of the General Partner, DWR may appoint as its agent to make offers and sales of Units, one or more additional selling agents (each, an "Additional Seller" and collectively, the "Additional Sellers"), PROVIDED that each Additional Seller shall execute an Additional Seller Agreement substantially in the form attached hereto as Exhibit A. DWR may compensate any Additional Seller by paying such Additional Seller a commission, not to exceed three percent (3%) of the Net Asset Value per Unit as of the date of the applicable Closing, for each Unit sold by such Additional Seller and issued at such Closing. In addition, commencing with the thirteenth month after the Closing at which a Unit is issued and continuing until the Partnership terminates or the Unit is redeemed, DWR may pay any Additional Seller continuing compensation of up to 1/4 of 1% (up to 3% annually) of the Net Asset Value as of the first day of each month of outstanding Units sold by such Additional Seller, in recognition of such Additional Seller's continuing services to Limited Partners of the Partnership, as set forth in Section 8(g) of this Agreement; PROVIDED, HOWEVER, that: (A) no continuing compensation shall be paid to an Additional Seller unless it is properly registered with the CFTC as a "futures commission merchant" or "introducing broker," and is a member of the NFA in one of such capacities, and
(B) no Additional Seller which is registered as a futures commission merchant or introducing broker may pay any portion of such continuing compensation to an employee thereof unless such employee meets the same qualifications as DWR's employees, as set forth in Section 8(e) of this Agreement.

              (g) The additional services that DWR's employees will provide on an ongoing basis to Limited Partners at no charge will include, but not be limited to: (i) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of a Unit; (ii) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the futures markets and the activities of the Partnership; (iii) responding to questions of Limited Partners from time to time with respect to monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (iv) providing advice to Limited Partners from time to time as to when and whether to redeem Units; (v) assisting Limited Partners from time to time in the redemption of Units; and
(vi) providing such other services as Limited Partners from time to time may reasonably request.

              (h) The Partnership and DWR acknowledge that DWR will be paid any and all redemption charges imposed on Limited Partners in accordance with
Section 10(b) of the Limited Partnership Agreement.

         9.   UNDERTAKINGS OF DWR.

              (a) DWR agrees to use its best efforts to offer and sell Units on the terms set forth in this Agreement, the Registration Statement, and the Prospectus. It is understood that DWR has no commitment to offer and sell Units or to purchase Units other than to use its best efforts to offer and sell Units.

              (b) DWR will make the public offering of Units at the offering price and on the other terms and conditions set forth in the Registration Statement, the Prospectus, and this Agreement. DWR will offer and sell Units only to persons who satisfy the suitability and/or minimum investment requirements set forth in the Prospectus and the Subscription and Exchange Agreement and Power of Attorney and who, to the General Partner's satisfaction, complete a Subscription and Exchange Agreement and Power of Attorney. DWR will conduct a thorough review of the suitability of each subscriber for Units, of each Subscription and Exchange Agreement and Power of Attorney (i) authorizing the General Partner and DWR to transfer the full subscription price from the subscriber's customer account with DWR to the Morgan Stanley Tangible Asset Fund L.P. Escrow Account, and (ii) requesting the redemption of units of limited partnership interest in another partnership of which the General Partner is the general partner and commodity pool operator and authorizing the purchase of Units with the proceeds of such redemption.

                   All of DWR's branch offices will be required to forward subscriptions to DWR's New York, New York branch office no later than noon of the first business day following their receipt of an acceptable Subscription and Exchange Agreement and Power of Attorney from a subscriber for Units. Subsequent to its review of each Subscription and Exchange Agreement and Power of Attorney, the General Partner will notify DWR, and DWR shall notify each subscriber by the business day following its receipt of notice from the General Partner, of the General Partner's acceptance of all, a portion, or none of the subscriber's subscription.

                   All funds from subscriptions received by DWR during the Offering Period and not rejected by the General Partner will be promptly deposited by DWR in the Partnership's escrow account which will have been established with the Escrow Agent as of the dates set forth below. The escrow arrangements are described in the Prospectus and in the Escrow Agreement to which DWR is a party along with the Escrow Agent and the Partnership. A subscriber whose Subscription and Exchange Agreement and Power of Attorney is received by DWR and not immediately rejected must have the full subscription amount in his customer account with DWR on the first business day following the date that his Subscription and Exchange Agreement and Power of Attorney is received by DWR, and DWR will transfer such subscription funds to the Escrow Agent on that date. DWR will notify the General Partner of the subscription amount deposited with the Escrow Agent on behalf of each subscriber for Units and the name and residence address of each such subscriber.

                   DWR will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus (particularly under the captions "Summary of the Prospectus -- Investment Requirements," "Plan of Distribution," "Subscription Procedure," and "Purchases by Employee Benefit Plans -- ERISA Considerations"), the Subscription and Exchange Agreement and Power of Attorney, and this Agreement. In connection with DWR's acting as selling agent, DWR will comply fully at all times with all applicable federal, state, and foreign securities and commodities laws (including, without limitation, the 1933 Act, the 1934 Act, the CEAct and the securities ("Blue Sky") laws of the jurisdictions in which DWR solicits subscriptions), and all requirements of the NASD (particularly Conduct Rule
2810), the Board of Governors of the Federal Reserve System, and the securities and commodities exchanges and other governmental and self-regulatory authorities and organizations having jurisdiction over DWR. Specifically, (i) DWR will not permit the purchase of any Units by a customer account over which DWR has discretionary authority without the prior written approval by the customer owning such account; (ii) DWR confirms that it has reasonable grounds to believe that all material facts are adequately and accurately disclosed in the Prospectus, which provides a basis for evaluating an investment in the Partnership; (iii) DWR confirms that in determining the adequacy of disclosed facts pursuant to clause (ii), it has obtained information on material facts relating to: (A) items of compensation, (B) tax aspects, (C) financial stability and experience of the General Partner, and (D) the Partnership's conflicts and risk factors; (iv) in recommending to a subscriber the purchase or sale of Units, DWR shall take such measures as are reasonably necessary to assure itself that its Account Executives have informed such subscriber of all pertinent facts relating to the liquidity and marketability of the Units and that its account executives ("Account Executives") have reasonable grounds to believe, on the basis of information obtained from such subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by such Account

Executive, that: (A) such subscriber is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, (B) such subscriber has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and (C) the purchase of Units is otherwise suitable for such subscriber; (v) DWR shall take such measures as are reasonably necessary to assure itself that each subscriber has received a Prospectus at least five business days prior to the applicable Closing; and (vi) the General Partner will maintain in its files, located c/o Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048, each subscriber's Subscription and Exchange Agreement and Power of Attorney for not less than six years, and DWR will maintain, at its respective branch offices, any other documents disclosing the basis upon which the determination of suitability was reached for each such subscriber.

              (c) If for any reason the General Partner determines not to hold the First Closing, the offering of Units will terminate and each subscription received during the Offering Period will be promptly returned to DWR for deposit in the subscriber's customer account with DWR within five business days of the termination of the Offering Period, together with any interest earned on such subscriber's funds while held in escrow in accordance with the Escrow Agreement, and DWR will promptly notify each subscriber that such subscription has been returned to such subscriber's customer account with DWR and that such funds are under such subscriber's control.

                   All subscriptions received and accepted by the General Partner will, upon the satisfaction at each Closing of the conditions set forth in Sections 12 and 13 hereof, be delivered to the Partnership at each Closing, and any interest earned on a subscriber's subscription funds while held in escrow will be promptly returned to DWR in accordance with the Escrow Agreement for prompt deposit in the subscriber's customer account with DWR. Interest earned on any subscriptions deposited into the Escrow Account and thereafter rejected by the General Partner will be credited to the subscriber's customer account with DWR.

         10. BLUE SKY FILINGS. The Partnership will use its best efforts to qualify Units for offer and sale under the Blue Sky laws of such jurisdictions as DWR may reasonably request, to make applications, file documents, and furnish information as may be reasonably required for that purpose, and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the offer and sale of Units; PROVIDED, HOWEVER, that neither the Partnership nor the General Partner will be required to qualify as or be subject to taxation as a foreign partnership or corporation or to execute a general consent to service of process in any jurisdiction. The Partnership further agrees that its counsel will prepare and deliver to DWR Blue Sky surveys which will set forth, for DWR's guidance, in what manner, at what time, in what amounts, and by whom Units may be offered and sold in jurisdictions requested by DWR as provided above.

         11. OFFERING EXPENSES. DWR shall pay all of the expenses of the offering of Units (collectively, the "Offering Expenses"), including, but not limited to, all legal accounting, and auditing fees and expenses of outside firms and all costs, disbursements, filing fees, printing and duplication costs, the Escrow Agent's fees, marketing costs and expenses, and other related costs and expenses.
Legal, accounting, and auditing fees and expenses of outside firms shall include the legal and accounting expenses relating to the offering of Units of DWR, the Partnership and the General Partner. Marketing costs and expenses shall include, but not be limited to, the printing and preparation of Sales Literature, the production of any sales video, and the staging of sales seminars and the travel of DWR and General Partner personnel associated therewith. DWR shall not be reimbursed for such expenses by the Partnership. Such expenses will not include the travel, legal and other expenses of the Trading Advisor, including such expenses incurred in connection with the marketing of Units, which expenses shall be borne by the Trading Advisor.

         12.  CLOSINGS.

              (a) The First Closing, if any, for the acceptance of subscriptions for Units received during the Offering Period is currently scheduled to be held on November 3, 1997. The Second Closing, if any, for the acceptance of subscriptions for Units is currently scheduled to be held on December 1, 1997. The Third Closing, if any, for the acceptance of subscriptions for Units is currently scheduled to be held on January 2, 1998. Each Closing will be held at such time, and at such location or locations as the General Partner and DWR may mutually agree upon.

              (b) Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, the General Partner, on behalf of the Partnership, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by the General Partner. DWR will cause a receipt to be made on behalf of subscribers for Units accepted by the General Partner at each Closing and shall send such subscribers a confirmation of purchase in its customary form.

              (c) At each Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including the following: (i) payment of the full subscription price for Units and delivery of a properly completed Subscription and Exchange Agreement and Power of Attorney by each subscriber, and (ii) compliance with
Section 13 hereof. Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units (exclusive of any interest earned on such subscriptions while held in escrow and payable to the subscribers in accordance with the Escrow Agreement) will be paid and delivered to the Partnership at each Closing.

         13.  CONDITIONS OF DWR'S OBLIGATIONS.

              (a) DWR's obligations to proceed with the offering and sale of Units and each Closing will be subject to: (i) the accuracy of the representations and warranties by the Partnership, the General Partner, the Trading Advisor, and the Commodity Brokers in this Agreement as of the date hereof and as of the date of such Closing as if such representations and warranties had been made on and as of the date thereof; (ii) the performance by the Partnership, the General Partner, the Trading Advisor, and the Commodity Brokers of the covenants and agreements herein; and (iii) to the additional conditions precedent set forth below.

              (b) At the First Closing, and at each subsequent closing with respect to clauses (i), (ii), (iii), (iv), and (v) below (and update letters from all legal counsel), the additional conditions precedent are as follows:

         (i) The Registration Statement will have become effective. No stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been instituted or are pending or, to the knowledge of the Partnership or DWR, are contemplated or threatened by the SEC. No order preventing or suspending the use of the Prospectus will have been issued and no proceedings for that purpose will have been instituted or are pending or, to the knowledge of the Partnership or DWR, are contemplated or threatened by the SEC, NASD, CFTC, or NFA. Any requests of the SEC, NASD, CFTC, and NFA for additional information (to be included in the Registration Statement or Prospectus or otherwise) will have been complied with to DWR's satisfaction.

          (ii) Neither DWR, the Trading Advisor, MS & Co. nor MSIL will have advised the Partnership or the General Partner that, in its opinion, the Registration Statement or the Prospectus contains any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         (iii) The Trading Advisor, with respect to itself, will have furnished to DWR, the General Partner and the Partnership a certificate, dated the date of the Closing and in form and substance satisfactory to such parties, to the effect that:

              (A) The representations and warranties by the Trading Advisor in this Agreement are true, accurate, and complete on and as of the date of the Closing as if made on the date of the Closing.

              (B) The Trading Advisor has performed all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under the Management Agreement and this Agreement, as applicable, at or prior to the date of the Closing.

         (iv) Each Commodity Broker, with respect to itself, will have furnished to each of the other parties hereto a certificate, dated the date of the Closing and in form and substance satisfactory to such parties, to the effect that:

              (A) The representations and warranties by the Commodity Broker in this Agreement are true, accurate, and complete on and as of the date of the Closing as if made on the date of the Closing.

              (B) The Commodity Broker has performed all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under the Customer Agreement and this Agreement, as applicable, at or prior to the date of the Closing.

         (v) The General Partner will have furnished to each of the other parties hereto a certificate, dated the date of the Closing and in form and substance satisfactory to such parties, to the effect that:


              (A) The representations and warranties by the Partnership and the General Partner in this Agreement are true, accurate, and complete on and as of the date of the Closing as if made on the date of the Closing.

              (B) No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the 1933 Act. No order preventing or suspending the use of the Prospectus has been issued by the SEC, NASD, CFTC, or NFA and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the 1933 Act or the CEAct.

              (C) The Partnership and the General Partner have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement, the Management Agreement, the Escrow Agreement, and the Customer Agreements at or prior to the date of the Closing.

              (D) The General Partner has made the capital contribution to the Partnership and has met the net worth standard, both as required of it by the Limited Partnership Agreement.

         (vi) Cadwalader, Wickersham & Taft, counsel to the General Partner and the Partnership, shall deliver its opinion to each of the parties hereto at the First Closing (with an update letter at each subsequent Closing), in form and substance satisfactory to such parties, to the effect that:

              (A) The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the subscription for and sale of the Units to qualified subscribers therefor has been taken; and, upon payment of the consideration therefor specified in the accepted Subscription and Exchange Agreements and Powers of Attorney, the Units will constitute valid limited partnership interests in the Partnership and each subscriber who purchases Units will become a Limited Partner, subject to the requirement that such purchaser shall have duly completed, executed and delivered to the Partnership a Subscription and Exchange Agreement and Power of Attorney relating to the Units purchased by such purchaser, that such purchaser meets all applicable suitability standards, and that the representations and warranties of such purchaser in the Subscription and Exchange Agreement and Power of Attorney are true and correct and that such purchaser is included as a Limited Partner in the Partnership's records.

              (B) The Partnership is a limited partnership duly formed pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the DRULPA, and is validly existing under the laws of the State of Delaware with full partnership power and authority to conduct the business in which it proposes to engage as described in the Registration Statement and Prospectus, and to perform its obligations under the Management Agreement, the Escrow Agreement, the Customer Agreements and this Agreement; the Partnership has received a Certificate of Authority as contemplated under Section 121-902 of the New York Revised Limited Partnership Act and is qualified to do business in New York and need not affect any other filings or qualifications under the laws of any other jurisdictions to conduct its business as described in the Registration Statement and Prospectus.

              (C) The General Partner is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware with full corporate power and authority to act as general partner of the Partnership, and is qualified to do business and is in good standing as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to so qualify might reasonably be expected to result in material adverse consequences to the Partnership or the General Partner's ability to perform its obligations as described in the Registration Statement and Prospectus. The General Partner has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under the Limited Partnership Agreement, the Management Agreement, and this Agreement.

              (D) The General Partner and each of its "principals," as defined in CFTC Rule 3.1(a), and the Partnership have all federal and state governmental, regulatory and self-regulatory licenses, registrations and memberships required by law and have made all filings with federal and state regulators and self-regulatory organizations necessary in order for the General Partner and the Partnership to perform their obligations under the Limited Partnership Agreement, the Escrow Agreement, the Customer Agreements, the Management Agreement and this Agreement, as applicable, and to conduct their business as described in the Registration Statement and Prospectus, except for such licenses, registrations, memberships, and filings, the absence of which would not have a material adverse effect on their ability to act as described in the Registration Statement and Prospectus, or to perform their obligations under such agreements, and, to the best of such counsel's knowledge, after due investigation, none of such licenses, registrations, or memberships have been rescinded, revoked or suspended.

              (E) Each of the Limited Partnership Agreement, the Escrow Agreement, the Customer Agreements, the Management Agreement and this Agreement has been duly authorized, executed and delivered by or on behalf of the General Partner and/or the Partnership, as the case may be, and each of the Limited Partnership Agreement, the Management Agreement, and this Agreement constitutes a valid and binding agreement of the General Partner and the Partnership, and the Escrow Agreement constitutes a valid and binding agreement of the Partnership, and, in the case of each valid and binding agreement above, the agreement is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of any indemnification, exculpation and contribution provisions contained in such agreements may be limited by applicable law or public policy.

              (F) The execution and delivery of this Agreement, the Limited Partnership Agreement, the Customer Agreements, the Escrow Agreement, and the Management Agreement, as applicable, and the offer and sale of the Units by the Partnership and the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein and in the Prospectus will not be in contravention of the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, or the Limited Partnership Agreement and, to the best of such counsel's knowledge based upon due inquiry of certain officers of the General Partner, will not constitute a breach of, or default under, or a violation of any agreement or instrument known to such counsel by which the General Partner or the Partnership is bound, and will not violate any law, order, rule, or regulation applicable to the General Partner or the Partnership of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

              (G) To the best of such counsel's knowledge, based upon due inquiry of certain officers of the General Partner, except as disclosed in the Prospectus, there are no actions, suits, or proceedings pending or threatened in any court or before or by any governmental body, administrative agency, panel, or self-regulatory organization, nor have there been any such actions, suits, or proceedings within the five years preceding the date of the Prospectus, to which the General Partner, any General Partner Principal, or the Partnership is or was a party, or to which any of their assets is or was subject, which would be material to an investor's decision to invest in the Partnership or which might reasonably be expected to materially adversely affect the condition, financial or otherwise, or business of the General Partner, or the Partnership, whether or not arising in the ordinary course of business, or impair their ability to discharge their obligations as described in the Prospectus.


              (H) No authorization, approval, or consent of any governmental authority or agency (with respect to the Partnership and General Partner) is necessary in connection with the subscription for and sale of the Units in the United States, except such as may be required under the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, the NFA and NASD rules, and Blue Sky laws.

              (I) The information in the Prospectus under the captions "Risk Factors - Taxation and Regulatory Risks," "Purchases by Employee Benefit Plans -- ERISA Considerations," "Material Federal Income Tax Considerations," "State and Local Income Tax Aspects," and "The Limited Partnership Agreement," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

              (J) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of the 1933 Act or any Blue Sky laws.

              (K) At the time the Registration Statement became effective, the Registration Statement, and at the time the Prospectus was issued and as of the Closing, the Prospectus, complied as to form in all material respects with the requirements of the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NFA and NASD. Nothing has come to such counsel's attention that would lead them to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Cadwalader, Wickersham & Taft need express no opinion or belief (a) as to information in the Registration Statement or the Prospectus regarding the Trading Advisor, the Commodity Brokers, or their respective principals, or (b) as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statement and Prospectus.

              (L) Based upon reliance on certain SEC No-Action letters, as of the Closing, the Partnership need not register as an "investment company" under the Investment Company Act of 1940, as amended.

         In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the General Partner and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine, and that a Subscription and Exchange Agreement and Power of Attorney, in the form included in the Prospectus, has been duly authorized, completed, dated, executed, and delivered, and good funds representing the full subscription price for the Units purchased have been delivered by each purchaser of Units in accordance with the requirements set forth in the Prospectus.

         (vii) Counsel to MS & Co. shall deliver an opinion to each of the parties hereto at the First Closing (with an update letter at each subsequent Closing), in form and substance satisfactory to such parties, to the effect that:

              (A) MS & Co. is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and is qualified to do business and in good standing as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified would materially adversely affect MS & Co.'s ability to perform its obligations under the Customer Agreement and this Agreement. MS & Co. has full corporate power and authority to conduct its business as commodity broker as described in the Registration Statement and Prospectus, and to perform its obligations under the Customer Agreement and this Agreement.

              (B) Each of the Customer Agreement and this Agreement has been duly and validly authorized, executed, and delivered by MS & Co., and constitutes a valid and binding agreement of MS & Co. enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of any indemnification, exculpation, and contribution provisions contained in such agreements may be limited by applicable law or public policy.



              (C) MS & Co. has all federal and state governmental, regulatory, and self-regulatory approvals, licenses, registrations, and memberships required by law, and has effected all filings with federal and state governmental regulators and self-regulatory organizations required to conduct its business as commodity broker as described in the Registration Statement and the Prospectus, and to perform its obligations under the Customer Agreement and this Agreement, except for such approvals, licenses, registrations, memberships, and filings, the absence of which would not have a material adverse effect on its ability to act as described in the Registration Statement and Prospectus or to perform its obligations under such agreements (except that counsel need not opine as to exchange or clearinghouse membership) and, to the best of such counsel's knowledge, after due investigation, none of such approvals, licenses, registrations, or memberships, has been rescinded, revoked, or suspended.

              (D) The execution and delivery of this Agreement and the Customer Agreement, the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein, therein, and in the Prospectus, will not be in contravention of any of the provisions of the certificate of incorporation or bylaws of MS & Co., and to the best of such counsel's knowledge, based upon due inquiry of certain officers of MS & Co., will not constitute a breach of, or default under, or a violation of, any agreement or instrument known to such counsel by which MS & Co. is bound, and will not violate any law, order, rule, or regulation applicable to MS & Co., of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over MS & Co.

              (E) To the best of such counsel's knowledge, based upon due inquiry of certain officers of MS & Co., except as disclosed in the Prospectus, there are no actions, suits, or proceedings pending or threatened in any court or before or by any governmental body, administrative agency, panel, or self-regulatory organization, nor have there been any such actions, suits, or proceedings within the five years preceding the date of the Prospectus, to which MS & Co. or any of its Commodity Broker Principals is or was a party, or to which any of its assets is or was subject, which would be material to an investor's decision to invest in the Partnership or which might reasonably be expected to materially adversely affect the condition, financial or otherwise, or the business of MS & Co., whether or not arising in the ordinary course of business, or impair its ability to discharge its obligations as described in the Prospectus.

              (F) Nothing has come to such counsel's attention to lead such counsel to believe that, solely as to MS & Co. and its Commodity Broker Principals, (a) the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering its opinion, such counsel may rely on information obtained from public officials, officers of MS & Co., and other sources believed by it to be responsible, and may assume that signatures on all documents examined by it are genuine.

         (viii) Counsel to MSIL shall deliver an opinion to each of the parties hereto at the First Closing (with an update letter at each subsequent Closing), in form and substance satisfactory to such parties, to the effect that:

              (A) MSIL is duly organized, validly existing and in good standing as a corporation under the laws of the United Kingdom, and is qualified to do business and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified would materially adversely affect MSIL's ability to perform its obligations under the Customer Agreement and this Agreement. MSIL has full corporate power and authority to conduct its business as commodity broker as described in the Registration Statement and Prospectus, and to perform its obligations under the Customer Agreement and this Agreement.

              (B) Each of the Customer Agreement and this Agreement has been duly and validly authorized, executed, and delivered by MSIL and constitutes a valid and binding agreement of MSIL enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of any indemnification, exculpation, and contribution provisions contained in such agreements may be limited by applicable law or public policy.

              (C) MSIL has all governmental, regulatory, and self-regulatory approvals, licenses, registrations, and memberships required by law, and has effected all filings with governmental regulators and self-regulatory organizations required to conduct its business as commodity broker as described in the Registration Statement and the Prospectus, and to perform its obligations under the Customer Agreement and this Agreement, except for such approvals, licenses, registrations, memberships, and filings, the absence of which would not have a material adverse effect on its ability to act as described in the Registration Statement and Prospectus or to perform its obligations under such agreements (except that counsel need not opine as to exchange or clearinghouse membership) and, to the best of such counsel's knowledge, after due investigation, none of such approvals, licenses, registrations, or memberships, has been rescinded, revoked, or suspended.

              (D) The execution and delivery of this Agreement and the Customer Agreement, the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein, therein, and in the Prospectus, will not be in contravention of any of the provisions of the memorandum of association or articles of association of MSIL, and to the best of such counsel's knowledge, based upon due inquiry of certain officers of MSIL, will not constitute a breach of, or default under, or a violation of, any agreement or instrument known to such counsel by which MSIL is bound, and will not violate any law, order, rule, or regulation applicable to MSIL, of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over MSIL.

              (E) To the best of such counsel's knowledge, based upon due inquiry of certain officers of MSIL, except as disclosed in the Prospectus, there are no actions, suits, or proceedings pending or threatened in any court or before or by any governmental body, administrative agency, panel, or self-regulatory organization, nor have there been any such actions, suits, or proceedings within the five years preceding the date of the Prospectus, to which MSIL or any of its Commodity Broker Principals is or was a party, or to which any of its assets is or was subject, which would be material to an investor's decision to invest in the Partnership or which might reasonably be expected to materially adversely affect the condition, financial or otherwise, or the business of MSIL, whether or not arising in the ordinary course of business, or impair its ability to discharge its obligations as described in the Prospectus.

              (F) Nothing has come to such counsel's attention to lead such counsel to believe that, solely as to MSIL and its Commodity Broker Principals, (a) the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering its opinion, such counsel may rely on information obtained from public officials, officers of MSIL, and other sources believed by it to be responsible, and may assume that signatures on all documents examined by it are genuine.

         (ix) Counsel to the Trading Advisor shall deliver an opinion to each of the parties hereto at the First Closing (with an update letter at each subsequent Closing), in form and substance satisfactory to such parties, to the effect that:

              (A) The Trading Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and is qualified to do business and in good standing as a foreign corporation in the State of New York and each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified would materially adversely affect the Trading Advisor's ability to perform its obligations under the Management Agreement and this Agreement. The Trading Advisor has full corporate power and authority to conduct its business as trading advisor as described in the Registration Statement and Prospectus, and to perform its obligations under the Management Agreement and this Agreement.

              (B) The Trading Advisor and the Trading Advisor Principals have all federal and state governmental, regulatory, and self-regulatory approvals, licenses, registrations, and memberships required by law, and have effected all filings with federal and state governmental regulators and self-regulatory organizations required to conduct its business as trading advisor as described in the Registration Statement and the Prospectus, and to perform its obligations under this Agreement and the Management Agreement, except for such approvals, licenses, registrations, memberships, and filings the absence of which would not have a material adverse effect on its ability to act as described in the Registration Statement and Prospectus or to perform its obligations under such agreements, and, to the best of such counsel's knowledge, after due investigation, none of such approvals, licenses, registrations, or memberships has been rescinded, revoked or suspended.

              (C) Each of the Management Agreement and this Agreement has been duly and validly authorized, executed, and delivered by or the Trading Advisor and constitutes a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of any indemnification, exculpation, and contribution provisions contained in such agreements may be limited by applicable law or public policy.

              (D) To the best of such counsel's knowledge, based upon due inquiry of certain officers of the Trading Advisor, except as disclosed in the Prospectus, there are no actions, suits, or proceedings pending or threatened in any court or before or by any governmental body, administrative agency, panel, or self-regulatory organization, nor have there been any such actions, suits, or proceedings within the five years preceding the date of the Prospectus, to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of its assets is or was subject, which would be material to an investor's decision to invest in the Partnership or which might reasonably be expected to materially adversely affect the condition, financial or otherwise, or the business of the Trading Advisor, whether or not arising in the ordinary course of business, or impair its ability to discharge its obligations as described in the Prospectus.

              (E) The execution and delivery of this Agreement and the Management Agreement, the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein, therein, and in the Prospectus, will not be in contravention of any of the provisions of the certificate of incorporation or bylaws of the Trading Advisor, and, to the best of such counsel's knowledge, based upon due inquiry of certain officers of the Trading Advisor, will not constitute a breach of, or default under, or a violation of, any agreement or instrument known to such counsel by which the Trading Advisor is bound, and will not violate any law, order, rule, or regulation applicable to the Trading Advisor of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the Trading Advisor.

              (F) Based upon reliance of certain SEC No-Action letters, as of the Closing the performance by the Trading Advisor of the transactions contemplated by the Management Agreement and this Agreement and as described in the Prospectus will not require the Trading Advisor to be registered as an "investment adviser" as that term is defined in the Investment Advisers Act of 1940, as amended.

              (G) Nothing has come to such counsel's attention that would lead them to believe that, solely as to the Trading Advisor and the Trading Advisor Principals, (a) the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus at the time it was issued or at the Closing contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that counsel need express no opinion or belief as to the financial or statistical data set forth in the Registration Statement and Prospectus, except that counsel shall opine, without rendering any opinion as to the accuracy of the information in such performance data, that the performance data of the Trading Advisor set forth in the Prospectus comply as to form in all material respects with the CEAct and CFTC Rules, except as disclosed in the Prospectus.

         In giving the foregoing opinion, counsel may rely on information obtained from public officials, officers of the Trading Advisor, and other sources believed by it to be responsible, and may assume that signatures on all documents examined by it are genuine.

         (x) Deloitte & Touche LLP, independent certified public accountants for the Partnership and the General Partner, will have furnished to DWR a letter, dated the date of the First Closing and in form and substance satisfactory to DWR, to the effect that:

              (A) Such accountant is an independent certified public accountant within the meaning of the 1933 Act, the CEAct, the SEC Regulations, and the CFTC Rules with respect to the Partnership and the General Partner.

              (B) In such accountant's opinion, the statements of financial condition of the Partnership and the General Partner and the notes thereto included in the Prospectus and examined by it comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the CEAct, the SEC Regulations, and the CFTC Rules.

              (C) On the basis of limited procedures not constituting an audit, including inquiries of officials of the General Partner having responsibility for financial and accounting matters pertaining to the Partnership and such other inquiries and procedures as may be specified in such letter, nothing has come to such accountant's attention which causes it to believe that, as of a specified date not more than five business days prior to the date of the Closing, there has been any decrease in the Net Assets of the Partnership as compared to Net Assets set forth in the statement of financial condition of the Partnership included in the Prospectus, except as may be disclosed in such letter.

              (D) On the basis of limited procedures, not constituting an audit, including a reading of the latest available financial statements of the General Partner, inspection of the minute book of the General Partner since the date of the latest audited financial statements of the General Partner, inquiries of officials of the General Partner having responsibility for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing has come to such accountant's attention that causes it to believe that, as of a specified date not more than five business days prior to the date of the Closing, there has been any decrease in the General Partner's net worth as compared to net worth set forth in the statement of financial condition of the General Partner included in the Prospectus, except as may be disclosed in such letter.

         (xi) All agreements contemplated herein or in the Registration Statement or Prospectus shall have been duly executed and delivered.

         14.  INDEMNIFICATION.

              (a) The Trading Advisor agrees to indemnify, defend, and hold harmless DWR, the Partnership, the General Partner, MS & Co., MSIL, their affiliates, and each of their officers, directors, principals, shareholders, controlling persons and their respective successors and assigns, from and against any loss, claim, damage, liability, cost, and expense, joint and several, to which any indemnified party may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, accounting and other fees and expenses incurred in connection with, and any amounts paid in, any settlement, provided that the Trading Advisor shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by the Trading Advisor to perform any covenant made by the Trading Advisor herein; or (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or any Sales Literature, or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Sales Literature, in light of the circumstances under which they were made) not misleading, PROVIDED THAT such statement or omission relates specifically to the Trading Advisor, or its Trading Advisor Principals, or was made in reliance upon, and in conformity with, written information or instructions furnished by the Trading Advisor, and, in the case of Sales Literature only, was approved in writing by the Trading Advisor. The Trading Advisor will also reimburse any indemnified party for any legal, accounting, and other expenses incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability, cost, and expense covered by the indemnities in this Section 14(a). This indemnity shall not relate to any matter for which the Trading Advisor would be indemnified under paragraph (e) of this Section 14.

              (b) MS & Co. agrees to indemnify, defend, and hold harmless DWR, the Partnership, the General Partner, the Trading Advisor, MSIL, their affiliates, and each of their officers, directors, principals, shareholders, controlling persons and their respective successors and assigns, from and against any loss, claim, damage, liability, cost, and expense, joint and several, to which any indemnified party may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, accounting, and other fees and expenses incurred in connection with, and any amounts paid in, any settlement, provided that MS & Co. shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by MS & Co. of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by MS & Co. to perform any covenant made by MS & Co. herein; or (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement or the Prospectus, or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, PROVIDED THAT such statement or omission relates specifically to MS & Co., or its Commodity Broker Principals, or was made in reliance upon, and in conformity with, written information or instructions furnished by MS & Co. MS & Co. will also reimburse any indemnified party for any legal, accounting, and other expenses incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability, cost, and expense covered by the indemnities in this Section 14(b). This indemnity shall not relate to any matter for which MS & Co. would be indemnified under paragraph (e) of this
Section 14.

              (c) MSIL agrees to indemnify, defend, and hold harmless DWR, the Partnership, the General Partner, the Trading Advisor, MS & Co., their affiliates, and each of their officers, directors, principals, shareholders, controlling persons and their respective successors and assigns, from and against any loss, claim, damage, liability, cost, and expense, joint and several, to which any indemnified party may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, accounting, and other fees and expenses incurred in connection with, and any amounts paid in, any settlement, provided that MSIL shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by MSIL of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by MSIL to perform any covenant made by MSIL herein; or (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement or the Prospectus, or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, PROVIDED THAT such statement or omission relates specifically to MSIL, or its Commodity Broker Principals, or was made in reliance upon, and in conformity with, written information or instructions furnished by MSIL. MSIL will also reimburse any indemnified party for any legal, accounting, and other expenses incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability, cost, and expense covered by the indemnities in this Section 14(c). This indemnity shall not relate to any matter for which MSIL would be indemnified under paragraph (e) of this Section 14.

              (d) The General Partner agrees to indemnify, defend and hold harmless DWR, the Trading Advisor, MS & Co., MSIL, their affiliates, and each of their officers, directors, principals, shareholders, controlling persons and their respective successors and assigns, from and against any loss, claim, damage, liability, cost, and expense, joint and several, to which any indemnified party may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, accounting, and other fees and expenses incurred in connection with, and any amounts paid in any settlement, provided that the General Partner shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by the Partnership or the General Partner of any representation, warranty, or agreement in this Agreement or certificate delivered pursuant to this Agreement or the failure by the Partnership or the General Partner to perform any covenant made by them herein; or (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement or the Prospectus, or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, PROVIDED THAT such misleading or untrue statement or alleged misleading or untrue statement or omission or alleged omission relates specifically to the General Partner or the Partnership, or was made in reliance upon, and in conformity with, information or instructions furnished by the General Partner or the Partnership. The General Partner will also reimburse any indemnified party for any legal, accounting, and other expenses incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability, cost, and expense covered by the indemnities in this Section 14(d).

              (e) The Partnership agrees to indemnify, defend, and hold harmless the Trading Advisor, MS & Co., MSIL, DWR, the General Partner, each Additional Seller (if any), and their respective affiliates (as defined in Section 14(c) of the Limited Partnership Agreement), from and against any loss, liability, damage, cost, or expense (including any reasonable investigatory, legal, accounting, and other fees and expenses incurred in defense of any demands, claims, or lawsuits), actually and reasonably incurred arising from act, omission, activity or conduct undertaken pursuant to this Agreement by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the Trading Advisor, MS & Co., MSIL, DWR, the General Partner, or the Additional Seller, as applicable, has determined, in good faith, that the act, omission, conduct or activity giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. The indemnity in this Section 14(e) is in addition to any liability that the Partnership may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls an indemnified person within the meaning of the 1933 Act.

              (f) Notwithstanding anything to the contrary contained in the foregoing, neither the Trading Advisor, MS & Co., MSIL, DWR, the General Partner, an Additional Seller nor their respective affiliates shall be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless
(1) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee, or
(2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the Trading Advisor, MS & Co., MSIL, DWR, the General Partner, an Additional Seller or any affiliate of any of the foregoing is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the DRULPA and this Section 14(f). The Partnership shall make advances to the Trading Advisor, MS & Co., MSIL, DWR, the General Partner, an

Additional Seller, or their respective affiliates hereunder only if: (1) the demand, claim, or lawsuit relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, or lawsuit is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

              (g) DWR agrees to indemnify, defend and hold harmless the Partnership, the Trading Advisor, MS & Co., MSIL, the General Partner, their affiliates, and each of their officers, directors, principals, shareholders, controlling persons, and their respective successors and assigns, from and against any loss, claim, damage, liability, cost, and expense, joint and several, to which any indemnified person may become subject under the 1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, accounting, and other fees and expenses incurred in connection with, and any amounts paid in, any settlement, provided that DWR shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by DWR of any agreement in this Agreement or the failure by DWR to perform any undertaking made by DWR herein; or (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or any Sales Literature, or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Sales Literature, in light of the circumstances under which they were made) not misleading, PROVIDED THAT such statement or omission relates specifically to DWR, or was made in reliance upon, and in conformity with, written information or instructions furnished by DWR. DWR will also reimburse any indemnified party for any legal, accounting, and other expenses incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability, cost, and expense covered by the indemnities in this Section 14(g). The indemnity in this Section 14(g) is in addition to any liability that DWR may otherwise have.

              (h) Promptly after receipt by an indemnified party of notice of the commencement of any action, claim, or proceeding to which any of the foregoing subsections of this Section 14 may apply, the indemnified party will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party under any of such subsections; but the failure to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party under any of such subsections, except where such failure has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not disapproved by the indemnified party, any such disapproval not to be unreasonable. After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified party hereunder for any legal and other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

              Notwithstanding the preceding paragraph, if, in any action, claim, or proceeding as to which indemnification is or may be available under any of Sections 14(a) - (g) hereof, an indemnified party reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified party which are inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.
In no event, however, will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action, claim, or proceeding, or in connection with separate but similar or related actions, claims, or proceedings, in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent or if there is a final judgment for the plaintiff in any such action, claim, or proceeding, the indemnifying party will indemnify, defend, and hold harmless an indemnified party as provided in Sections 14(a) - (g) hereof, as applicable.

              (i) The exculpation provisions in the Management Agreement, the Customer Agreements, and the Limited Partnership Agreement shall not relieve any party thereto from any liability it may have or incur to any party under this Agreement; nor shall any party thereto be entitled to be indemnified by any party thereto pursuant to the indemnification provisions contained in such agreements, against any loss, liability, damage, cost or expense it may incur under this Agreement.

         14. TERMINATION. The General Partner shall have the right to terminate this Agreement at any time prior to a Closing by giving written notice of such termination to DWR, the Trading Advisor, and the Commodity Brokers.

         15. SURVIVAL. The respective indemnities, agreements, obligations, representations, warranties, and other statements of the parties hereto set forth in this Agreement or in any certificates delivered pursuant hereto will remain in full force and effect (regardless of any investigation or any statement as to the results thereof made by, or on behalf of, DWR, the Partnership, the General Partner, the Trading Advisor, the Commodity Brokers, or any officer, director, controlling person, or agent of any of the foregoing), and will survive the delivery of and payment for Units and the termination or expiration of this Agreement, and each Closing.

         16. NOTICES. All notices required or desired to be given under this Agreement must be in writing and will be effective when given personally on the date delivered or, when given by mail, on the date of receipt, addressed as follows (or to such other address as the party entitled to notice hereafter designates in accordance with the terms hereof):

    if to the Partnership or the General Partner:

         Morgan Stanley Tangible Asset Fund L.P.
         c/o Demeter Management Corporation
         Two World Trade Center, 62nd Floor
         New York, New York  10048

         Attn:  Mr. Mark J. Hawley
                President

    if to the Trading Advisor:

         Morgan Stanley Commodities Management, Inc.
         1221 Avenue of the Americas
         21st Floor
         New York, NY  10020

         Attn:     Mr. Wayne D. Peterson
                   President

    if to DWR:

         Dean Witter Reynolds Inc.
         Two World Trade Center, 62nd Floor
         New York, New York  10048

         Attn:     Mr. Mark J. Hawley
                   Executive Vice President

    if to MS & Co.:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, NY  10036

         Attn:________________________-
    if to MSIL:
         Morgan Stanley & Co. International Limited
         25 Cabot Square
         Canary Wharf
         London E14 4QA, England
         Attn:__________________________

         17. SUCCESSORS. This Agreement will be binding upon and inure solely to the benefit of DWR, the Trading Advisor, the Partnership, the Commodity Brokers and the General Partner (and to the extent provided in Section 14 hereof, the officers, directors, controlling persons, and agents of the Partnership, the Trading Advisor, the General Partner, the Commodity Brokers, and DWR and the respective heirs, executors, administrators, successors, and assigns of such persons), and no other person will acquire or have any rights under or by virtue of this Agreement. No purchaser of Units will be deemed to be a successor or assign to any party hereto merely by reason of such purchase.

         18. ASSIGNMENT; AMENDMENT. This Agreement may not be assigned by any party hereto without the prior express written consent of all other parties. This Agreement may not be amended except by the express written consent of all parties hereto.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws. If any action or proceeding shall be brought by a party to this Agreement to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit to the jurisdiction of the courts of the County, City and State of New York or any federal court sitting in the County, City and State of New York. Any action or proceeding brought by any party to this Agreement to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the courts of the County, City and State of New York or any federal court sitting in the County, City and State of New York.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    If the foregoing Agreement is satisfactory to you, please so indicate by signing at the place provided below.

                                       MORGAN STANLEY TANGIBLE ASSET
                                         FUND L.P.
                                       By:  Demeter Management Corporation,
                                            General Partner
                                       By:___________________________-
                                            Mark J. Hawley
                                            President

Accepted and Agreed:              DEMETER MANAGEMENT CORPORATION
DEAN WITTER REYNOLDS INC.
                                       By:
                                            Mark J. Hawley
                                            President
By:_____________________________
    Mark J. Hawley
    Executive Vice President


                                  MORGAN STANLEY & CO. INCORPORATED


                                  By:______________________________

                                  MORGAN STANLEY COMMODITIES
                                  MANAGEMENT, INC.

                                  By:______________________________
                                       Wayne D. Peterson
                                       President


                                  MORGAN STANLEY & CO. INTERNATIONAL LIMITED


                                  By:_______________________________